Exhibit 10.5

March 19, 2026

From: JAB Acquisition Corp I

c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands

To: JAB Acquisition Sponsor I, LLC

270 Sylvan Avenue, Suite 2230, Englewood Cliffs. New Jersey 07632, USA

RE:	Subscription Agreement for Founder Shares

Ladies and Gentlemen:

We are pleased to accept the offer JAB Acquisition Sponsor I, LLC, a Delaware limited liability company (the “Subscriber” or “you”) has made to purchase 9,857,143 of the Class B ordinary shares of par value $0.0001 per share (“Class B Ordinary Shares” or the “Founder Shares”), of JAB Acquisition Corp I, a Cayman Islands exempted company limited by shares (the “Company”),

Certain of the Founder Shares are subject to complete or partial forfeiture by you if the sole underwriter or several underwriters and/or the representative acting on behalf of several underwriters, as the case may be, in the proposed initial public offering (“IPO”) of the Company to be effected pursuant to the registration statement on Form S-1 expected to be filed by the Company in connection with such IPO (the “Registration Statement”) do not fully exercise their over-allotment option (the “Over-allotment Option”) as described below.

For the purposes of this agreement (this “Agreement”), all references to “Ordinary Shares” are to be construed as, collectively, the Class A Ordinary Shares of par value $0.0001 per share, of the Company (“Class A Ordinary Shares”) and the Class B Ordinary Shares. Pursuant to the Company’s memorandum and articles of association, as may be amended or restated and to be in effect at the time of the IPO (the “Articles”), Class B Ordinary Shares will convert into Class A Ordinary Shares on a one-for-one basis, subject to adjustment, upon the terms and conditions set forth in the Articles. Unless the context otherwise requires, as used herein “Securities” shall refer to the Founder Shares and shall be deemed to include any Class A Ordinary Shares issued upon conversion of the Class B Ordinary Shares comprising the Founder Shares.

The terms on which the Company is willing to issue the Founder Shares to the Subscriber, and the Company and the Subscriber’s agreements regarding such Founder Shares, are as follows:

1. Subscription for Founder Shares

For the sum of US$25,000 (the “Purchase Price”), which the Company acknowledges as having been delivered by the Sponsor paying certain Company expenses on behalf of the Company, the Company agrees to issue the Founder Shares to the Subscriber, and the Subscriber hereby subscribes for the Founder Shares from the Company, subject to the forfeiture provisions of Section 3 below, on the terms and subject to the conditions set forth in this Agreement. The one Class B Ordinary Share currently held by Ogier Global Subscriber (Cayman) Limited as the subscriber to the Articles following the incorporation of the Company shall be repurchased, in accordance with the Articles, by the Company at par immediately following the issue of the Founder Shares by the Company to the Subscriber. Promptly following the date of this Agreement, the Company shall update its register of members to reflect the issuance of the Founder Shares to the Subscriber.

2. Representations, Warranties and Agreements

2.1. The Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Founder Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

2.1.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of the Subscriber, (ii) any agreement, indenture or instrument to which the Subscriber is a party, (iii) any law, statute, rule or regulation to which the Subscriber is subject, or (iv) any agreement, order, judgment or decree to which the Subscriber is subject.

2.1.3. Organization and Authority. The Subscriber is a Delaware limited liability company, validly existing and in good standing under the laws of the State of Delaware and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Subscriber, this Agreement will be a legal, valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability and Suitability. The Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act (as defined below) and therefore cannot be resold unless such transaction is registered under the Securities Act or an exemption from such registration is available. The Subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Subscriber must bear the economic risk of this investment until the Securities are sold pursuant to: (x) an effective registration statement under the Securities Act or (y) an exemption from registration available with respect to such sale. The Subscriber is able to bear the economic risks of an investment in the Securities and to afford a complete loss of the Subscriber’s investment in the Securities.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, the Subscriber has relied solely on the Subscriber’s own knowledge and understanding of the Company and its business based upon the Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. The Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and the Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations or its prospects.

2.1.6. Private Offering. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption pursuant to Section 4(a)(2) of the Securities Act, as well as applicable to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal and state law.

2.1.7. Investment Purposes. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 of Regulation D promulgated under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. The Subscriber understands the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act. The Subscriber understands the Securities will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and the Subscriber understands that any certificate or book entries representing the Securities will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of Section 5 hereof. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration under the Securities Act or an exemption therefrom, the Subscriber agrees not to resell the Securities. The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until at least one year following consummation of the initial business combination of the Company, despite technical compliance with the certain requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Subscriber in connection with the transactions contemplated by this Agreement.

2.2. Company’s Representations, Warranties and Agreements. To induce the Subscriber to purchase the Founder Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Organization and Corporate Power. The Company is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company, this Agreement will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Articles, (ii) any agreement, indenture or instrument to which the Company is a party, (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment of the Purchase Price pursuant to, the terms hereof and the Articles, and registration in the register of members of the Company, the Founder Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment of the Purchase Price pursuant to, the terms hereof and the Articles the Subscriber will have or receive good title to the Founder Shares, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder, under the Articles and other agreements to which the Founder Shares may be subject which have been notified to the Subscriber in writing, (b) transfer restrictions under the U.S. federal and state or foreign securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Subscriber.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seek to recover damages or to obtain other relief in connection with any transactions.

2.2.5. Authorization. The Class A Ordinary Shares issuable upon conversion of the Class B Ordinary Shares have been, or will be, duly authorized and reserved for issuance upon such conversion.

3. Forfeiture of Founder Shares

3.1. Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (and, if applicable, any transferee of the Founder Shares) shall automatically forfeit and surrender for cancellation at the time such Over-allotment Option expires (or earlier if the underwriters of the IPO waive their right to exercise such Over-allotment Option) any and all rights to such number of Class B Ordinary Shares (up to an aggregate of 1,285,714 Class B Ordinary Shares and pro rata based upon the percentage of the Over-allotment Option exercised), so that immediately following such forfeiture and surrender, the Subscriber (and any such transferees), collectively with all other initial shareholders of the Company prior to the IPO, will own an aggregate number of Founder Shares (not including any Ordinary Shares issuable upon exercise of any rights, warrants or any Ordinary Shares purchased by Subscriber in the IPO or in the aftermarket) equal to 30% of the total number of issued and outstanding Ordinary Shares immediately following the IPO. Notwithstanding the foregoing, the number of shares to be forfeited pursuant to this Section 3 may be amended by the Articles that shall be in effect at the time of the IPO and described in the prospectus relating to the IPO.

3.2. Termination of Rights as Shareholder. If any of the Founder Shares are forfeited in accordance with this Section 3, then after such time the Subscriber (or its successor in interest) shall no longer have any rights as a holder of such forfeited Founder Shares, and the Company shall take such action as is appropriate to cancel such forfeited Founder Shares. For the avoidance of doubt, any such forfeiture shall take effect as a surrender and cancellation for no consideration of such shares as a matter of Cayman Islands law.

4. Waiver of Liquidation Distributions; Redemption Rights

In connection with the Founder Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company from the trust account which will be established for the benefit of the Company’s public shareholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination in accordance with the Articles. For purposes of clarity, in the event the Subscriber purchases securities in the IPO or securities of the Company issued in the IPO in the aftermarket, any Ordinary Shares so purchased (the “Public Shares”) shall be eligible to receive any liquidating distributions from the Trust Account by the Company. However, in no event will the Subscriber have the right to redeem any Ordinary Shares held by it in exchange for funds held in the Trust Account except Public Shares redeemed by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination in accordance with the Articles.

5. Restrictions on Transfer

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain letter agreement (commonly known as an “Insider Letter”) to be entered into between the Company and the Subscriber in connection with the consummation of the IPO, the Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2. Lock-up.  Subscriber acknowledges that the Securities will be subject to lock-up provisions (the “Lock-up”) contained in the Insider Letter. Pursuant to the Insider Letter, the Subscriber will agree (subject to certain customary exceptions) not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities until the earlier to occur of: (a) six months after the completion of the Company’s initial business combination and (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after its initial business combination that results in all of its shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

5.3. Restrictive Legends. All certificates representing the Founder Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL (IF THE COMPANY SO REQUESTS), IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PERIOD.”

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Ordinary Shares, a spin-off, a share consolidation, a share sub-division, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Ordinary Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Securities subject to this Section 5 or into which such Securities thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number or class of Securities subject to this Section 5 and Section 3.

5.5. Registration Rights. The Subscriber acknowledges that the Founder Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to a registration rights agreement to be entered into with the Company prior to the closing of the IPO (the “Registration Rights Agreement”).

6. Other Agreements

6.1. Further Assurances. The Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. This Agreement, together with that certain Insider Letter to be entered into between the Subscriber and the Company and the Registration Rights Agreement, each substantially in the form to be filed as an exhibit to the Registration Statement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. Forum. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts wholly performed within the borders of such state. The Subscriber and the Company agree that all actions arising out of or in connection with this Agreement, or for recognition and enforcement of any judgment arising out of or in connection with this Agreement, shall be tried and determined exclusively in the state or federal courts in the State of New York, County of New York, Borough of Manhattan, and both the Subscriber and the Company hereby irrevocably submit with regard to any such action for themselves and in respect to their property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Both the Subscriber and the Company hereby expressly waive any right they may assert, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action: (a) any claim that they are not subject to personal jurisdiction in the aforesaid courts for any reason; (b) any claim that either of them or their property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts; and (c) any claim that (i) any of the aforesaid courts is an inconvenient or inappropriate forum for such action, (ii) venue is not proper in any of the aforesaid courts and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by any of the aforesaid courts. Both the Subscriber and the Company agree that mailing of process or other papers in connection with any such action in the manner provided in Section 6.2 or any other manner as may be permitted by the applicable law shall be valid and sufficient service thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various sections of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The words “include”, “includes”, and “including” will be deemed to be followed by “without limitation”. Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16. Mutual Drafting. This Agreement is the joint product of the Subscriber and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7. Voting and Redemption of Founder Shares.

The Subscriber agrees to vote the Founder Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s shareholders. Additionally, the Subscriber agrees not to redeem or tender any Ordinary Shares in connection with a redemption or tender offer presented to the Company’s shareholders in connection with an initial business combination negotiated by the Company.

8. Indemnification

Each party shall indemnify the other against any loss, cost or damages (including reasonable attorneys’ fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

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SIGNATURE PAGE

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

JAB Acquisition Corp I

Date:	March 19, 2026

By	/s/ Joshua Jagid
Name:	Joshua Jagid
Title:	Director

JAB Acquisition Sponsor I, LLC

Date:	March 19, 2026

By:	/s/ Jack Bressman
Name:	Jack Bressman
Title	Authorized Signatory